Exhibit 99.1

ClearOne, Inc. Clarifies Dividend Date For Special Stock Dividend

SALT LAKE CITY - (BUSINESS WIRE) – July 7, 2025 – On June 30, 2025, ClearOne (NASDAQ: CLRO) announced that its Board of Directors had declared a one-time special stock dividend on the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), and any Common Stock equivalents with dividend rights (the “Common Stock Equivalents”), to provide its legacy stockholders with a 100% stake in the proceeds from an eventual sale, if any, of all or substantially all of the Company’s current assets and operations in one or more transactions (collectively, the “Asset Sale”).  The Board of Directors fixed July 11, 2025 as the record date (the “Record Date”) for the Special Stock Dividend, and the Special Stock Dividend will be payable on July 18, 2025 to stockholders of record as of the Record Date.

As previously disclosed, the Special Stock Dividend is part of the Company’s ongoing strategic process and in support of its previously disclosed plan to pursue one or more transactions, including the Asset Sale, and involves issuing to holders of Common Stock and Common Stock Equivalents one share of the Company’s Class A Redeemable Preferred Stock, par value $0.001 per share (the “Class A Preferred Stock”), for every issued and outstanding share of Common Stock and Common Stock Equivalent.  Upon the completion of an Asset Sale, if any, which may occur in one or a series of transactions, the Class A Preferred Stock shall be redeemed by the Company for 100% of the net proceeds of any such Asset Sale.

The Class A Preferred Stock will not be registered under the Securities Act of 1933 nor the Securities Exchange Act of 1934. Because the shares of Class A Preferred Stock will be restricted securities and not transferrable, on July 7, 2025 the Nasdaq Stock Market, LLC advised the Company that an EX date would not be issued for the Common Stock.  Accordingly, only stockholders of record as of the close of business on the Record Date will receive the Special Stock Dividend.  Anyone who purchases shares of Common Stock after the Record Date will not receive the Special Stock Dividend for the shares of Common Stock that are sold.

Even though this dividend announcement is a special one-time event, the declaration of dividends in the future is subject to the discretion of the ClearOne Board of Directors, which will evaluate the possibility of future dividend distributions from time-to-time based on factors that the Board of Directors deem relevant. However, no additional dividends have been authorized nor are contemplated at this time.

About ClearOne
ClearOne is a global market leader enabling conferencing, collaboration, and network streaming solutions. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

This release contains "forward-looking" statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including the expected future sales of the Company’s assets, payment of dividends, redemption of the Class A Preferred Stock, and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Investor Relations Contact:

Simon Brewer

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com